Exhibit 10.1

Amendment No. 1 To
Amended and Restated Master Professional Services Agreement
by and between
Ascension Health and R1 RCM Inc.

This Amendment No. 1 to the Master Professional Services Agreement (this “Amendment”) by and between Ascension Health (“Ascension Health”) and R1 RCM Inc. (“R1”) is entered into effective this 28th day of April, 2017 (the “Amendment Effective Date”). Ascension Health and R1 are sometimes referred to in herein as a “Party” or collectively as the “Parties”.
WHEREAS, Ascension Health and Accretive Health, Inc. entered into that certain Amended and Restated Master Professional Services Agreement (the “MPSA”) dated February 16, 2016;
WHEREAS, Accretive Health, Inc. has undergone a corporate rebranding and its corporate name is now R1 RCM Inc.;
WHEREAS, the Parties desire to (i) add Wheaton Franciscan Healthcare as a new Additional Book Eligible Recipient, (ii) provide for the Medical Group RCM Services (as defined below) to the Medical Groups (as defined below), and (iii) accelerate the Commencement Date for Ministry (MHS), in each case as set forth in this Amendment;
WHEREAS, all capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the MPSA;
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
Acceleration of Ministry (MHS) and Addition of Wheaton Health

I.	New ABM. The Parties agree that, upon its execution of a new Supplement, Wheaton Franciscan Healthcare (Milwaukee, WI) (“Wheaton”) shall be deemed a New ABM under the MPSA.

II.	Amendments to Tranches. Section 3.1 of Exhibit 4-A of the MPSA is hereby deleted in its entirety and replaced with the following:

3.1    Projected Tranches. The transition of the Additional Book Eligible Recipients (or New ABMs, as applicable) has been segmented into three (3) Tranches as described in the table below:
“Tranche” means any of Tranche One, Tranche Two, and Tranche Three.
“Tranche One” means the Additional Book Eligible Recipients referred to as Austin, Waco, Tulsa, and Wichita.
“Tranche Two” means the Additional Book Eligible Recipients referred to as Indianapolis (including for the avoidance of doubt, Evansville) and Pensacola.

Confidential Treatment Requested. Omitted Portions are Marked with [**] and Have Been Filed Separately with the U.S. Securities and Exchange Commission.

“Tranche Three” means the Additional Book Eligible Recipients or New ABMs (as applicable) referred to as Baltimore, Binghamton, Bridgeport, Ministry (MHS), and Wheaton.

Tranche	Projected Tranche Start Date	Projected Tranche End Date*	Additional Book Eligible Recipients
1	7/1/2016	7/1/2017	Austin, Tulsa, Waco, Wichita
2	7/1/2017	7/1/2018	Indianapolis, Pensacola
3	7/1/2018	7/1/2019	Baltimore, Binghamton and Bridgeport
3	10/1/2017	7/1/2019	Ministry (MHS) and Wheaton

“Projected Tranche End Date” means the date which the Parties project will be the Tranche End Date for each Tranche.

III.	Pricing and Other Terms for Dependent Services at Ministry (MHS) and Wheaton.

i.The Parties shall cause a Supplement to be entered into between Supplier and Ascension Wisconsin (the “Wisconsin Supplement”), which Wisconsin Supplement will set forth the pricing and other terms with respect to (i) Dependent Services and Physician Advisory Services for the Acute Care Facilities associated with Ministry (MHS) and Wheaton (collectively, the “New Wisconsin Ministries”) and (ii) Dependent Services for the physician groups associated with Columbia St. Mary’s Inc., Ministry (MHS), Wheaton or any other Facility within Ascension Wisconsin (such physician groups, collectively, the “Medical Groups”). For clarity, the Wisconsin Supplement will not address Dependent Services or Physician Advisory Services currently provided to Acute Care Facilities at Columbia St. Mary’s Inc. (which Services are addressed in Supplement 11).

ii.The Base Fee for the New Wisconsin Ministries shall be determined in accordance with Exhibit 4-A to the MPSA, using: (i) the period July 1, 2016 through March 31, 2017 (annualized) as the Baseline Year for Wheaton and (ii) the twelve-month period from April 1, 2016 through March 31, 2017 as the Baseline Year for Ministry (MHS). The Base Fee will be payable for all periods during the Term beginning on or after the Supplement Commencement Date for the Wisconsin Supplement.

iii.In accordance with Section 5 of Exhibit 4-A to the MPSA, the Implementation Fee for the New Wisconsin Ministries will be [**]% of annual Cash Collections (measured as of the Baseline Year) with [**] installment payments commencing on the Employment Effective Date for the first of the Transitioned Employees. For clarity, the foregoing Implementation Fee shall apply only to the [**] provided to the New Wisconsin Ministries ([**]). No other Implementation Fees shall be paid to R1 in connection with the transition of any Ascension Wisconsin Facilities to the Services provided under the MPSA.

iv.During the period from the Supplement Commencement Date for the Wisconsin Supplement through June 30, 2019 (the “Special I&I Period”), any I&I Factor applicable to the New Wisconsin Ministries will be determined based on specific, mutually agreed upon Supplier-recommended initiatives and market-based pricing. For all periods beginning on or following July 1, 2019, the I&I Factor applicable to the New Wisconsin Ministries shall be the greater of (i) the I&I Factor applicable at the end of the Special I&I Period and (ii) the I&I Factor as determined in accordance with Exhibit 4-A to the MPSA.

v.The Incentive Payments for the New Wisconsin Ministries shall be determined in accordance with Exhibit 4-B of the MPSA and the Performance Targets for the Income Statement Performance Metric and Balance Sheet Performance Metric shall be equal to the Actual Performance for each Facility during the [**]-month measurement period from [**] through [**].

Confidential Treatment Requested. Omitted Portions are Marked with [**] and Have Been Filed Separately with the U.S. Securities and Exchange Commission.

vi.The Employment Effective Date for the first of the Transitioned Employees at the New Wisconsin Ministries is anticipated to be October 1, 2017.

IV.	Sharing of Cost Savings.

The Wisconsin Supplement will set forth the Base Cost Factor for each of the New Wisconsin Ministries (calculated as part of the AB Re-Assessments, to the extent applicable) expressed both (i) as a percentage of Baseline Cash and (ii) as a fixed dollar amount (i.e., the numerator in the Initial Base Cost Factor, the “Cost Savings Baseline”). For each calendar quarter during the period beginning on the Supplement Commencement Date for the Wisconsin Supplement and ending June 30, 2019 (each such quarter, a “Subject Quarter”), Supplier shall determine the amount of costs savings realized by Supplier in providing Acute Care related Dependent Services for such Subject Quarter by subtracting (i) the aggregate, fully-loaded cost to Supplier of performing all such Dependent Services for the New Wisconsin Ministries for such Subject Quarter from (ii) the result of (x) 0.25 multiplied by (y) the Cost Savings Baseline (such difference, the “Acute Care Realized Cost Savings”). Following Supplier’s determination of Acute Care Realized Cost Savings for any Subject Quarter, Supplier shall deliver to Ascension Wisconsin a report reflecting such determination and shall, as part of the Base Fee invoice with respect to Base Fees for the last month of the calendar quarter that is the second calendar quarter following such Subject Quarter, issue a credit equal to the product of (a) such Acute Care Realized Cost Savings for the applicable Subject Quarter, multiplied by (b) [**] percent ([**]%).
New Services to Medical Groups.

V.	Medical Group RCM Services.
Commencing on the Tranche Start Date for the New Wisconsin Ministries, in accordance with the Wisconsin Supplement, Supplier shall provide to Ascension Wisconsin for the Medical Groups the Dependent Services set forth in Exhibit 2-A to the MPSA (“Medical Group RCM Services”); provided that the Medical Group RCM Services shall exclude the following Dependent Services:

a)
(i) Scheduling; (ii) Chart Analysis and Assembly; (iii) Record Retention/ Record Management; (iv) Transcription; (v) Transfer DRG Reconciliation and Follow-Up; (vi) CDM Maintenance/ Revenue Integrity; (vii) Strategic Pricing; and (viii) Payor Audit and RAC Support; and

b)	with respect to Columbia St. Mary’s and Ministry (MHS) only:(i) Billing (patient and payer); and (ii) Cash Posting and Processing.

VI.	Pricing for Medical Group RCM Services.

i.As partial consideration for Supplier’s provision of Medical Group RCM Services to Ascension Wisconsin, Ascension Wisconsin will pay to Supplier a monthly fee (the “MG Base Fee”) to be determined in accordance with the methodology of Exhibit 4-A to the MPSA, subject to this Section VI, using: (i) the period July 1, 2016 through March 31, 2017 (annualized) as the Baseline Year for Wheaton and (ii) the twelve-month period from April 1, 2016 through March 31, 2017 as the Baseline Year for Columbia St. Mary’s and Ministry (MHS). The MG Base Fee will be payable for all periods during the Term of the Wisconsin Supplement beginning on or after the Supplement Commencement Date for the Wisconsin Supplement.

ii.The I&I Factor applicable to the MG Base Fee will be determined based on specific, mutually agreed upon Supplier-recommended initiatives and market-based pricing.

iii.There will be [**] for Medical Group RCM Services.

Confidential Treatment Requested. Omitted Portions are Marked with [**] and Have Been Filed Separately with the U.S. Securities and Exchange Commission.

iv.As further consideration for the Medical Group RCM Services, Ascension Wisconsin will pay to Supplier a Balance Sheet Incentive Payment and an Income Statement Incentive Payment to be determined in accordance with Section 1.2 of Exhibit 4-B of the MPSA; provided that Metric #4 (Discharged Not Final Billed (Days)) shall not be utilized as an Operating Metric for the Medical Group RCM Services and the weighting for Metric #4 will be redistributed equally to the remaining six Operating Metrics; provided, however, to the extent the Parties agree to utilize a new metric for the Medical Group RCM Services, the weighting for Metric #4 will be allocated to such new metric.

v.The Employment Effective Date for the first of the Transitioned Employees relating to the Medical Group RCM Services at Ascension Wisconsin is anticipated to be October 1, 2017.

VII.	Sharing of Cost Savings.

The Supplement for Ascension Wisconsin will set forth a Base Cost Factor for the MG Base Fee expressed both (i) as a percentage of the Medical Groups’ aggregate Baseline Cash and (ii) as a fixed dollar amount (such fixed dollar amount, the “MG Cost Savings Baseline”). For each calendar quarter, Supplier shall determine the amount of costs savings realized by Supplier in providing Medical Group RCM Services for such calendar quarter by subtracting (i) the aggregate, fully-loaded cost to Supplier of performing all such Medical Group RCM Services for the New Wisconsin Ministries for such calendar quarter from (ii) the result of (x) 0.25 multiplied by (y) the MG Cost Savings Baseline (such difference, the “MG Realized Cost Savings”). Following Supplier’s determination of MG Realized Cost Savings for any calendar quarter, Supplier shall deliver to Ascension Wisconsin a report reflecting such determination and shall, as part of the MG Base Fee invoice with respect to MG Base Fees for the last month of the calendar quarter that is the second calendar quarter following such calendar quarter, issue a credit equal to the product of (a) such MG Realized Cost Savings for the applicable calendar quarter, multiplied by (b) [**] percent ([**]%).

VIII.	Service Levels for Medical Group RCM Services.

The Service Levels set forth in Exhibit 3 to the MPSA shall apply to the Medical Group RCM Services; provided that (i) all Service Levels shall be calculated separately in respect of the Medical Group RCM Services, (ii) any Service Level Credits resulting from a Service Level Default relating to Medical Group RCM Services shall apply only to the MG Base Fees and any Service Level Credits resulting from a Service Level Default relating to Acute Care related Dependent Services shall not apply to MG Base Fees, and (iii) the billing accuracy component of Service Level 5 will not be included in the measurement for Columbia St. Mary’s and Ministry (MHS).
For purposes of Section 20.1(b) of the MPSA, any Service Level Default relating to the Medical Group RCM Services shall be determined separately from any Service Level Default relating to the Acute Care Dependent Services, and a trigger of Section 20.1(b)(i) or Section 20.1(b)(ii) resulting from Service Level Defaults in respect of Medical Group RCM Services will result in Ascension’s right to terminate Medical Group RCM Services only.

IX.	Termination Right for Medical Group RCM Services.

Ascension Wisconsin (or Ascension Health, acting on Ascension Wisconsin’s behalf) shall have the right to terminate the Medical Group RCM Services (and not, for clarity, the remainder of the Wisconsin Supplement) upon written notice to R1 given during the [**]-day period prior to the [**] anniversary of the

Confidential Treatment Requested. Omitted Portions are Marked with [**] and Have Been Filed Separately with the U.S. Securities and Exchange Commission.

Commencement Date of the Medical Group RCM Services as set forth in the Wisconsin Supplement (“[**] Anniversary”), with such termination to be effective as of the [**] Anniversary.

[signature page follows]

Confidential Treatment Requested. Omitted Portions are Marked with [**] and Have Been Filed Separately with the U.S. Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment effective as of the Amendment Effective Date, first indicated above.

ASCENSION HEALTH		R1 RCM INC.

By:	/s/ Rhonda C. Anderson	By:	/s/ Timothy E. Chron
Name:	Rhonda C. Anderson	Name:	Timothy E. Chron
Title:	SVP & CFO, Ascension Healthcare	Title:	SVP & GM Commercial Services R1

Confidential Treatment Requested. Omitted Portions are Marked with [**] and Have Been Filed Separately with the U.S. Securities and Exchange Commission.